For Immediate Release

Contact: Elizabeth Ventura (212) 272-9251
         Rebecca Haas      (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                      REPORTS FIRST FISCAL QUARTER RESULTS;
                  DECLARES QUARTERLY PREFERRED CASH DIVIDENDS;
                            ANNOUNCES ANNUAL MEETING


NEW YORK -March 21, 2001- The Bear Stearns Companies Inc. (NYSE:BSC) today reported net earnings per diluted share of $1.10, before an accounting change, for the first quarter ended February 23, 2001, down from $1.89 per share for the comparable quarter a year ago. Net income for the first fiscal quarter before the accounting change was $166.0 million, down 40.3% from $278.2 million for the quarter ended February 25, 2000. Net revenues for the first quarter were $1.2 billion, down 19.4% from $1.5 billion for the prior year quarter ended February 25, 2000. Diluted earnings per share for the first quarter were $1.06 and net income was $159.7 million after including the effect of the required adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The annualized after-tax return on common stockholders' equity for the quarter ended February 23, 2001 was 13.6%, and for the trailing 12-month period ended February 23, 2001 was 15.3%.

         James E. Cayne, president and chief executive officer, commented on the quarter, "The industry as a whole is experiencing challenging market conditions; however, we did experience a marked improvement in the fixed income environment. The upturn in fixed income was primarily driven by the Federal Reserve's actions to lower interest rates twice, which in turn led to narrower credit spreads and improved liquidity. Notable performances in mortgage-backed securities, derivatives, high yield and corporate bond trading all contributed to the increase in year-over-year fixed income revenues. Equity sales and trading results were also strong. Equity underwriting and merger and acquisition results, however, were influenced by the industry-wide, broad-based weakness in the equity market. As we work to significantly expand our US and European investment banking and capital markets businesses, our results reflect the investments we are making in these areas from which we expect to see future benefits.

         "Strategically, the firm is focused on growing our franchise and improving margins. In line with our strategy to grow top line revenue, we announced on February 15, 2001 that Bear Hunter Specialists LLC was acquiring Wagner Stott Mercator, LLC, one of the leading specialist firms on the New York Stock Exchange. The resulting firm, to be renamed Wagner Stott Bear Specialists, LLC, will be the third largest NYSE specialist in terms of traded dollar volume and the fourth largest in terms of number of common stock listings. Bear Stearns will own approximately 49% of this new firm. We believe that bolstering our position as a major NYSE specialist is an important extension of our strategy of being a leading provider of liquidity, execution and clearing services. This transaction is proceeding well and we expect it to close in the second quarter.

         "Furthermore, as part of our effort to continually improve productivity and reduce operating costs, we will retain tight control of expenses and will plan to invest in and build on our franchise. Historically, we have found that difficult markets provide opportunities to hire talented people and the time to grow may be when others are contracting."

A brief discussion of the firm's business segments, compared to the prior year quarter, follows:

CAPITAL MARKETS
Net revenues for the Capital Markets segment were $801.5 million for the quarter ended February 23, 2001, down 20.3% from $1.0 billion for the quarter ended February 25, 2000.
o Institutional Equities net revenues were $341.2 million for the first quarter of 2001, down 9.3% versus $376.1 million for the first quarter of last year. Institutional commission revenues were higher versus the comparable quarter a year ago, as trading volumes on both the NYSE and the Nasdaq peaked in January before declining in February. These higher revenues were partially offset by a decline in the equity derivatives business.
o Fixed Income net revenues rose slightly to $340.4 million for the quarter ended February 23, 2001, from $335.3 million for the quarter ended February 25, 2000. The Federal Reserve's interest rate reductions during the quarter helped boost the fixed income trading environment, resulting in increased activity in mortgage-backed securities, corporate bond trading and foreign exchange. Solid performances from the derivatives and high yield areas and collateralized bond obligations transactions also contributed to the steady results.
o Investment Banking net revenues were $120.0 million for the quarter ended February 23, 2001, down 59.3% from $294.9 million for the quarter ended February 25, 2000. Declining US share prices, particularly in the technology and telecommunications sectors, led to substantial declines in US equity underwriting activities. In addition merger and acquisition revenues also declined. Partially offsetting the decline in the equity new issue calendar was increased activity in the high-grade bond market.

GLOBAL CLEARING SERVICES
Quarterly net revenues were $223.9 million for the quarter ended February 23, 2001, a decrease of 16.4% from $268.0 million for the quarter ended February 25, 2000. Customer margin debt balances averaged $42.0 billion during the quarter ended February 23, 2001 versus $56.6 billion in the prior year quarter ended February 25, 2000. The decline in customer margin debt balances was a result of declining equity market conditions during the current quarter.

WEALTH MANAGEMENT
Wealth Management net revenues for the quarter ended February 23, 2001 were $144.6 million, down 31.1% from $209.8 million for the quarter ended February 25, 2000. A significant reduction in retail trading volume, fueled by a volatile market and uncertain economic conditions, translated into a decrease in the results for the private client services area. Asset management revenues were also down due to lower performance-based fees during the quarter. Increases in management fees on the firm's mutual fund and alternative investment products helped to offset the decline in performance-based fees during the quarter. As of February 23, 2001, assets under management stood at $21.5 billion, up 56.8% from last year, while assets under alternative investment products grew 103.2 % to $4.6 billion as of February 23, 2001. Additionally, mutual funds under management rose 106.4% during the year to $5.2 billion as of February 23, 2001.

EXPENSES
o Compensation as a percentage of net revenues was 52.9% versus 47.7% for the quarters ended February 23, 2001 and February 25, 2000, respectively. For the fiscal year ended November 30, 2000, compensation as a percentage of net revenues was 51.4%.
o Non-compensation expenses were $318.6 million for the quarter ended February 23, 2001, down 4.5% from the comparable prior year quarter ended February 25, 2000.


         As of February 23, 2001 total capital, including stockholders' equity and long-term borrowings, was $25.8 billion. Book value as of February 23, 2001 was $31.94 per share, based on 159,125,959 shares outstanding.

Quarterly Preferred Cash Dividends Declared

The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable
Rate Cumulative Preferred Stock, Series A, payable April 15, 2001 to stockholders of record on March 30, 2001. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable April 15, 2001 to stockholders of record on March 30, 2001.


Annual Meeting

The Bear Stearns Companies Inc. 2001 Annual Meeting of Stockholders will be held on Thursday, March 29, 2001, at 5:00 p.m. in the fifth floor auditorium at the company's headquarters located at 245 Park Avenue in New York City.

         Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading worldwide investment banking and securities trading and brokerage firm serving corporations, governments, institutions and individuals worldwide. With approximately $25.8 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, public finance, institutional equities and fixed income sales and trading, private client services, foreign exchange and futures sales and trading, equity and fixed income research, derivatives, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer services, including securities lending. Headquartered in New York City, the company had approximately 11,300 employees as of February 23, 2001, located in domestic offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Seoul, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.
                                       ***
                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the Company's 2000 Annual Report to Stockholders, which has been filed with the Securities and Exchange Commission.



A conference call to discuss the company's results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-888-747-3446 (or 1-703-871-3086 for international callers) at least 10 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) approximately one hour after the completion of the conference call. The passcode for the replay is 5076379. If you have any questions on how to obtain access to the conference call, please contact Rebecca Haas at 1-212-272-8188 or via email at rhaas@bear.com.



                                              THE BEAR STEARNS COMPANIES INC.
                                                       SEGMENT DATA
                                                        (UNAUDITED)


                                             Three Months Ended                              Three Months Ended
                                 ------------------------------------------    -----------------------------------------------
   NET REVENUES                  February 23,   February 25,        Increase/    February 23,   November 30,      Increase/
                                    2001            2000           (Decrease)       2001            2000         (Decrease)
                                   ----------------------------    ----------  ---------------  ------------    --------------
                                       (In thousands)                                 (In thousands)

   Capital Markets
       Institutional Equities      $ 341,171       $ 376,143           (9%)       $ 341,171        $ 296,859        15%
       Fixed Income                  340,389         335,283            2%          340,389          340,962         0%
       Investment Banking            119,975         294,883          (59%)         119,975          229,004       (48%)
                                 ------------    ------------                   -----------    -------------
     Total Capital Markets           801,535       1,006,309          (20%)         801,535          866,825        (8%)

   Global Clearing Services          223,900         267,974          (16%)         223,900          277,765       (19%)
   Wealth Management                 144,588         209,804          (31%)         144,588          159,061        (9%)
   Other (a)                          43,764          21,979           99%           43,764           73,177       (40%)
                                 ------------    ------------                   ------------    -------------
          Total Net Revenues      $1,213,787      $1,506,066          (19%)      $1,213,787      $ 1,376,828       (12%)
                                 ============    ============                   ============    =============



                                             Three Months Ended                               Three Months Ended
                                 ------------------------------------------    -----------------------------------------------
   PRE-TAX INCOME                February 23,    February 25,      Increase/     February 23,    November 30,      Increase/
                                   2001               2000        (Decrease)        2001             2000         (Decrease)
                                 ----------------------------    ----------    -----------------------------    --------------
                                       (In thousands)                                 (In thousands)

   Capital Markets                 $ 188,281       $ 319,456          (41%)      $ 188,281        $ 206,395         (9%)
   Global Clearing Services           79,133         119,210          (34%)         79,133          109,530        (28%)
   Wealth Management                  16,204          65,363          (75%)         16,204           20,640        (21%)
   Other (a)                         (30,654)        (50,226)          39%         (30,654)         (54,247)        43%
                                 ------------    ------------                   ----------      -----------
          Total Pre-Tax Income     $ 252,964       $ 453,803          (44%)      $ 252,964        $ 282,318        (10%)
                                 ============    ============                   ==========      ===========


(a)  Other  is  comprised  of  consolidation/elimination   entries,  unallocated
revenues   (predominantly   interest)  and  certain   corporate   administrative
functions,  including costs related to the Capital  Accumulation Plan for Senior
Managing Directors.

Note: Certain reclassifications have been made to prior period amounts to conform to the current period's presentation.




                                               THE BEAR STEARNS COMPANIES INC.
                                              CONSOLIDATED STATEMENTS OF INCOME
                                                      (UNAUDITED)

                                                                                        Three Months Ended
                                                                         ------------------------------------------------
                                                                             February 23,               February 25,
                                                                                 2001                       2000
                                                                         ---------------------     ----------------------
                                                                          (In thousands, except share and per share data)
       Revenues
           Commissions                                                              $ 282,401                  $ 310,411
           Principal transactions                                                     599,464                    647,591
           Investment banking                                                         138,324                    308,219
           Interest and dividends                                                   1,086,599                  1,369,759
           Other income                                                                39,281                     52,045
                                                                         ---------------------     ----------------------
              Total Revenues                                                        2,146,069                  2,688,025
           Interest expense                                                           932,282                  1,181,959
                                                                         ---------------------     ----------------------
              Revenues, net of interest expense                                     1,213,787                  1,506,066
                                                                         ---------------------     ----------------------

       Non-interest expenses
           Employee compensation and benefits                                         642,259                    718,655
           Floor brokerage, exchange and clearance fees                                32,873                     36,634
           Communications and technology                                              117,734                    117,841
           Occupancy                                                                   31,257                     32,107
           Advertising and market development                                          33,832                     27,374
           Other expenses                                                             102,868                    119,652
                                                                         ---------------------     ----------------------
              Total non-interest expenses                                             960,823                  1,052,263
                                                                         ---------------------     ----------------------

           Income before provision for income taxes and cumulative
              effect of change in accounting principle                                252,964                    453,803
           Provision for income taxes                                                  87,010                    175,622
                                                                         ---------------------     ----------------------

           Income before cumulative effect of change in accounting principle          165,954                    278,181
           Cumulative effect of change in accounting principle, net of tax             (6,273)                         -
                                                                         ---------------------     ----------------------

           Net income                                                               $ 159,681                  $ 278,181
                                                                         =====================     ======================

           Net income applicable to common shares                                   $ 149,903                  $ 268,403
                                                                         =====================     ======================

           Adjusted net income used for diluted earnings per share (1)              $ 167,544                  $ 297,278
                                                                         =====================     ======================

           Earnings per share before change in accounting principle:
                  Basic                                                                $ 1.15                     $ 1.89
                                                                         =====================     ======================
                  Diluted                                                              $ 1.10                     $ 1.89
                                                                         =====================     ======================

           Earnings per share after change in accounting principle:
                  Basic                                                                $ 1.11                     $ 1.89
                                                                         =====================     ======================
                  Diluted                                                              $ 1.06                     $ 1.89
                                                                         =====================     ======================

           Weighted average number of common shares outstanding:
                   Basic                                                          149,080,028                157,641,253
                                                                         =====================     ======================
                   Diluted                                                        158,617,123                157,685,693
                                                                         =====================     ======================

           Cash dividends declared per common share                                    $ 0.15                     $ 0.15
                                                                         =====================     ======================


          (1) Represents net income reduced for preferred stock dividends and increased for costs related to the Capital Accumulation Plan (the
          "Plan"). For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average shares outstanding.





                                              THE BEAR STEARNS COMPANIES INC.
                                            CONSOLIDATED STATEMENTS OF INCOME
                                                     (UNAUDITED)

                                                                                        Three Months Ended
                                                                           ---------------------------------------------
                                                                              February 23,              November 30,
                                                                                  2001                      2000
                                                                           -------------------       -------------------
                                                                           (In thousands, except share and per share data)
       Revenues
           Commissions                                                              $ 282,401                 $ 312,979
           Principal transactions                                                     599,464                   563,886
           Investment banking                                                         138,324                   241,024
           Interest and dividends                                                   1,086,599                 1,504,096
           Other income                                                                39,281                    46,862
                                                                           -------------------       -------------------
              Total Revenues                                                        2,146,069                 2,668,847
           Interest expense                                                           932,282                 1,292,019
                                                                           -------------------       -------------------
              Revenues, net of interest expense                                     1,213,787                 1,376,828
                                                                           -------------------       -------------------

       Non-interest expenses
           Employee compensation and benefits                                         642,259                   727,011
           Floor brokerage, exchange and clearance fees                                32,873                    38,650
           Communications and technology                                              117,734                   124,656
           Occupancy                                                                   31,257                    34,759
           Advertising and market development                                          33,832                    33,374
           Other expenses                                                             102,868                   136,060
                                                                           -------------------       -------------------
              Total non-interest expenses                                             960,823                 1,094,510
                                                                           -------------------       -------------------

           Income before provision for income taxes and cumulative
              effect of change in accounting principle                                252,964                   282,318
           Provision for income taxes                                                  87,010                    87,129
                                                                           -------------------       -------------------

           Income before cumulative effect of change in accounting principle          165,954                   195,189
           Cumulative effect of change in accounting principle, net of tax             (6,273)                        -
                                                                           -------------------       -------------------

           Net income                                                               $ 159,681                 $ 195,189
                                                                           ===================       ===================

           Net income applicable to common shares                                   $ 149,903                 $ 185,411
                                                                           ===================       ===================

           Adjusted net income used for diluted earnings per share (1)              $ 167,544                 $ 201,625
                                                                           ===================       ===================

           Earnings per share before change in accounting principle:
                  Basic                                                                $ 1.15                    $ 1.37
                                                                           ===================       ===================
                  Diluted                                                              $ 1.10                    $ 1.36
                                                                           ===================       ===================

           Earnings per share after change in accounting principle:
                  Basic                                                                $ 1.11                    $ 1.37
                                                                           ===================       ===================
                  Diluted                                                              $ 1.06                    $ 1.36
                                                                           ===================       ===================

           Weighted average number of common shares outstanding:
                   Basic                                                          149,080,028               147,585,214
                                                                           ===================       ===================
                   Diluted                                                        158,617,123               148,697,431
                                                                           ===================       ===================

           Cash dividends declared per common share                                    $ 0.15                    $ 0.15
                                                                           ===================       ===================


          (1) Represents net income reduced for preferred stock dividends and increased for costs related to the Plan. For earnings per share, the costs related to the Plan are added back as the shares related to such Plan are included in weighted average shares outstanding.







                                                     THE BEAR STEARNS COMPANIES INC.
                                                      SELECTED FINANCIAL INFORMATION
                                                               (UNAUDITED)
                                              (In thousands, except share and employee data)

                                                             Quarters Ended                         Quarters Ended
                                                       ---------------------------  ------------------------------------------------
                                                       February 23,   February 25,  November 30,   August 25,  May 26,  February 25,
                                                          2001           2000           2000         2000       2000        2000
                                                       ---------------------------    ----------------------------------------------
Income Statement
Revenues, net of interest expense                       $1,213,787    $1,506,066   $ 1,376,828   $1,271,478  $1,321,306  $ 1,506,066
Net income                                              $  159,681    $  278,181     $ 195,189    $ 181,436   $ 118,377    $ 278,181
Net income applicable to common shares                  $  149,903    $  268,403     $ 185,411    $ 171,658   $ 108,599    $ 268,403
Adjusted net income used for diluted earnings per share $  167,544    $  297,278     $ 201,625    $ 197,567   $ 117,084    $ 297,278
Earnings per common share:
     Basic                                              $   1.11(1)   $     1.89        $ 1.37       $ 1.33      $ 0.77       $ 1.89
     Diluted                                            $   1.06(1)   $     1.89        $ 1.36       $ 1.32      $ 0.77       $ 1.89

Financial Ratios
Return on average common equity (annualized)                13.6%          27.9%         18.8%        18.8%       11.0%        27.9%
Adjusted pre-tax profit margin (2)                          23.4%          33.5%         22.6%        24.8%       13.7%        33.5%
Pre-tax profit margin (3)                                   20.8%          30.1%         20.5%        21.2%       12.5%        30.1%
After-tax profit margin (4)                                 13.2%          18.5%         14.2%        14.3%        9.0%        18.5%
Compensation & benefits/Revenues, net of interest expense   52.9%          47.7%         52.8%        52.2%       53.3%        47.7%

Balance Sheet
Stockholders' equity, at period end                    $ 5,621,405   $ 4,937,291   $ 5,654,288 $ 4,911,600  $ 4,865,282  $ 4,937,291
Total stockholders' equity and trust issued preferred
  securities, at period end                             $6,121,405   $ 5,437,291   $ 6,154,288 $ 5,411,600  $ 5,365,282  $ 5,437,291
Total capital, at period end                           $25,768,270   $23,185,770  $ 26,250,176 $24,768,473  $24,614,465  $23,185,770
Book value per common share, at period end                 $ 31.94       $ 28.21       $ 31.51     $ 29.58      $ 28.74      $ 28.21

Other Data
Employees, at period end                                    11,298        10,210        11,201      10,807       10,373       10,210
Assets under management, at period end                 $21,500,000   $13,700,000  $ 19,500,000 $16,600,000  $14,600,000  $13,700,000
Common shares and common share equivalents
  outstanding, at period end                           159,125,959   162,607,443   158,039,960 159,098,866  160,568,727  162,607,443
Weighted average number of common shares outstanding:
     Basic                                             149,080,028   157,641,253   147,585,214 148,816,237  152,446,615  157,641,253
     Diluted                                           158,617,123   157,685,693   148,697,431 149,242,192  152,624,273  157,685,693

(1) After change in accounting principle.
(2) Represents the ratio of income before both CAP Plan costs and provision for income taxes to revenues, net of interest expense.
(3) Represents the ratio of income before provision for income taxes to revenues, net of interest expense.
(4) Represents the ratio of net income to revenues, net of interest expense.


